UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 19, 2008

Date of earliest event reported:  May 15, 2008

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 15, 2008, AdCare Health Systems, Inc. (the “Company”), completed the acquisition of 99% ownership in The New Lincoln, Ltd. (“NLL”).  The sole asset of New Lincoln, Ltd. is the New Lincoln Lodge Retirement Residence (“NLLRR”).  NLLRR is a 53 unit assisted living residence located in Columbus, Ohio.  NLLRR began providing independent living and assisted living services in 1997.

On June 10, 1995, the Company formed New Lincoln Co. (in which the Company owned 49%) to serve as a 1% general partner in NLL.  NLL was formed to acquire, renovate and operate NLLRR.  In January 1999, the Company transferred its interest in New Lincoln, Ltd. to the majority owner.  In connection with the transfer of the Company’s interest in NLLRR, the Company received a promissory note in the amount of $1,425,000.  The note was due to be paid in full on or prior to December 31, 2004.  At December 31, 2004, the outstanding principal balance was $1,389,935.  The Company granted an extension of the due date to December 31, 2005.

In October, 2005, the terms of the promissory note were retroactively amended.  The amended terms called for interest at 10%, and a lump sum payment of the outstanding principal and accrued interest on December 31, 2006, the maturity date.  The promissory note was personally guaranteed by the owner of the facility.  This note was subsequently extended to December 31, 2007.

On March 7, 2008, the Company entered into a letter of intent to acquire 99% of New Lincoln Lodge in exchange for the outstanding note receivable, $12,500 in cash and 1% ownership of NLL.  The Company expects to recognize a gain on this transaction of approximately $500,000 during the second quarter, 2008.

Item 2.02.  Financial Statements and Exhibits.

On Monday, May 19, 2008, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2008.  A copy of this press release is furnished as Exhibit 99.1 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the attached exhibit and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

a.

Financial Statements of Business Acquired.  The financial statements required by Item 9.01(a) are not included with this report.  The Company intends to file these financial statements by amendment not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

b.

Pro Forma Financial Information.  The pro forma financial information required under 9.01(b) is not included with this report.  The Company intends to file this pro forma financial information by amendment no later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

d.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 19, 2008

ADCARE HEALTH SYSTEMS, INC.

By: /s/Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

Exhibit 99.1

Press Release

AdCare Health Systems, Inc. Reports 2008 First Quarter

Earning Results

SPRINGFIELD, Ohio, May 19, 2008 /PRNewswire-FirstCall/ AdCare Health Systems, Inc. (Amex: ADK), an Ohio based long term care, home care and management company, today reported financial results for its first quarter of 2008.

Revenues for the quarter ended March 31st, 2008 were $5,992,542 as compared to $5,824,348 for the same quarter in 2007, an increase of $168,194. The increase was primarily due to better occupancy at our skilled nursing centers and our assisted living communities.

The loss before taxes and discontinued operations for the quarter ended March 31, 2008 was $128,826 as compared to a loss of $124,206 for the first quarter ended March 31, 2007, an increase of $4,620.  Basic and diluted net loss per share for the three months ended March 31, 2008 was $0.04 as compared to $0.04 for the three months ended March 31, 2007.

David A. Tenwick, Chairman of AdCare, stated that the Company is continuing to absorb the necessary costs of being a public company but we are energized about being listed on the American Stock Exchange.  “Our plan is to utilize the advantages of being a public company by expanding operations through acquisitions in like or complimentary business areas such as rehabilitation services, institutional pharmacy and hospice, as well as raising additional capital.  To assist us in carrying out our plans, we have engaged Prospect Financial Advisors.”

About AdCare Health Systems, Inc.

AdCare Health Systems, Inc. (Amex: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services.  Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years.  AdCare’s 900 employees provide high-quality care for patients and residents residing in the 15 facilities that they manage, seven of which are assisted living facilities, six skilled nursing centers and two independent senior living communities.  The Company has ownership interests in seven of those facilities.  In the ever expanding marketplace of long term care, AdCare’s mission is to provide quality healthcare services to the elderly.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law.  Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management.  The forward-looking statements involve known and  unknown  risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements.  Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace.  There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:

April Spittle

Manager of Corporate Communications

1-703-893-0021 ext. 108

aspittle@galencc.com

www.adcarehealth.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current Assets:
Cash	$ 886,000	$ 926,625
Certificate of deposit, restricted	211,998	209,637
Accounts receivable:
Long-term care resident receivables, net	2,197,467	2,115,364
Management, consulting and development receivables, net	287,950	259,778
Advances and receivables from affiliates, current	22,669	27,558
Prepaid expenses and other	406,927	453,219
Total current assets	4,013,011	3,992,181

Restricted cash	740,803	973,975
Property and equipment, net	14,378,198	14,425,868
Note receivable, net	218,015	221,413
License, net	1,189,307	1,189,307
Goodwill	2,638,193	2,638,193
Other assets	1,151,121	1,050,506
Total Assets	$ 24,328,648	$ 24,491,443
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$ 740,607	$ 773,278
Current portion of notes payable to stockholder	9,432	9,026
Accounts payable and accrued expenses	3,485,882	3,476,536
Forward purchase contract	900,000	900,000
Total current liabilities	5,135,921	5,158,840

Notes Payable and Other Debt, Net of Current Portion	12,728,438	12,813,338
Notes Payable to Stockholders, Net of Current Portion	805,187	810,084
Other Liabilities	569,238	559,509
Deferred Tax Liability	10,642	-
Minority Interest in Equity of Consolidated Entities	307,000	255,070
Total liabilities	19,556,426	19,596,841
Stockholders' equity:
Preferred stock, no par value; 500,000 shares authorized; no shares issued or outstanding	-	-
Common stock and additional paid-in capital, no par value;
14,500,000 shares authorized; 3,786,129 shares issued and outstanding	14,081,044	14,063,956
Accumulated deficit	(9,308,822)	(9,169,354)
Total stockholders' equity	4,772,222	4,894,602
Total liabilities and stockholders' equity	$ 24,328,648	$ 24,491,443

See notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2008	2007

Revenues:
Patient care revenues	$ 5,568,061	$ 5,366,640
Management, consulting and development fee revenue	424,481	457,708
Total revenue	5,992,542	5,824,348

Expenses:
Payroll and related payroll costs	3,587,397	3,688,575
Other operating expenses	2,023,256	1,779,752
Depreciation and amortization	226,694	202,903
Total expenses	5,837,347	5,671,230

Income from Continuing Operations	155,195	153,118
Other Income (Expense):
Interest income	9,133	16,580
Interest expense, others	(226,352)	(248,073)
Interest expense, related parties	(14,872)	(17,957)
Minority interest in earnings of consolidated entities	(51,930)	(27,874)
	(284,021)	(277,324)

Loss Before Taxes and Discontinued Operations	(128,826)	(124,206)
Income Tax Expense	(10,642)	-
Loss From Continuing Operations	(139,468)	(124,206)
Discontinued Operations:
Loss from discontinued operations	-	(10,571)
Net Loss	$ (139,468)	$ (134,777)

Net Loss Per Share, Basic and Diluted:
Continuing operations	$ (0.04)	$ (0.04)
Discontinued operations	-	-
	$ (0.04)	$ (0.04)

Weighted Average Common Shares Outstanding,
Basic	3,786,129	3,786,129
Diluted	3,786,129	3,786,129

See notes to consolidated financial statements